UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2018

APPLE HOSPITALITY REIT, INC.
(Exact name of registrant as specified in its charter)

Virginia	001-37389	26-1379210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Apple Hospitality REIT, Inc. (the “Company”) is filing this report in accordance with Items 5.02, 5.07, 8.01 and 9.01 of Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2018, upon her election, by the Company’s shareholders, to the Board of Directors of the Company (the “Board”), Blythe J. McGarvie was appointed by the Board to the Audit and Nominating and Corporate Governance Committees.  Upon re-election to the Board, Bruce H. Matson will continue to serve as Chairman of the Nominating and Corporate Governance Committee and on the Executive Committee, and L. Hugh Redd will continue to serve as Chairman of the Audit Committee and on the Compensation Committee.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 17, 2018, the Company held its Annual Meeting of Shareholders (the “Annual Meeting”).  At the Annual Meeting, shareholders considered:

1. The election of three (3) directors to the Board;

2. An advisory vote regarding the approval of compensation paid to the Company’s named executive officers;

3. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm to serve for 2018; and

4. The adoption of an amendment to the Company’s amended and restated articles of incorporation (the “Charter”) to declassify the Board and provide for annual elections of directors.

The Company’s shareholders voted as follows on these matters:

1.    The Company’s shareholders elected the three director nominees named in the proxy statement with the following votes:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Bruce H. Matson	138,436,429	2,632,443	35,649,700
Blythe J. McGarvie	139,603,761	1,465,111	35,649,700
L. Hugh Redd	139,559,981	1,508,891	35,649,700

As a result of the approval of proposal number 4. below, Bruce H. Matson, Blythe J. McGarvie and L. Hugh Redd will serve a one-year term expiring at the 2019 Annual Meeting of Shareholders.

2.   The Company’s shareholders voted on the advisory resolution to approve the compensation paid to the Company’s named executive officers with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
131,724,661	8,604,482	739,729	35,649,700

3.   The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. This proposal received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
174,923,359	1,452,326	342,887	-

4.  The Company’s shareholders approved the amendment to the Company’s Charter to declassify the Board and provide for annual elections of directors.  The proposal received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
140,083,826	597,617	387,429	35,649,700

A copy of the amendment to the Company’s Charter is filed as Exhibit 3.1 hereto.

Item 8.01. Other Events.

The Board approved an extension until July 2019 of the Company’s existing share repurchase program.  The extended repurchase program permits the repurchase of up to $464 million of the Company’s common shares.  Repurchases may be made in the open market, through 10b5-1 programs or in privately negotiated transactions.  The timing of share repurchases and the number of common shares to be repurchased will depend upon prevailing market conditions and other factors.  There can be no assurances that the Company will make additional purchases under the repurchase program.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1   Amendment to the Company’s Amended and Restated Articles of Incorporation of Apple Hospitality REIT, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple Hospitality REIT, Inc.

By:	/s/ Justin G. Knight
Justin G. Knight
President and Chief Executive Officer

May 21, 2018